GEORGIA-PACIFIC CORPORATION/GEORGIA-PACIFIC GROUP

                            1997 LONG-TERM INCENTIVE PLAN



                          PERFORMANCE SHARE GRANT AGREEMENT




  Grantee:              [First Middle Last]

  Target Grant:         [  ] shares

    Performance Period    January 1, 1999 through

                        December 31, 2000


  Grant Date:           January 28, 1999


        THIS AGREEMENT, dated as of the Grant Date stated above, by and between

  Georgia-Pacific Corporation (the "Corporation") and the Grantee;

                            WITNESSETH:

       WHEREAS, the Corporation wishes to give the Grantee an opportunity to acquire or enlarge his/her equity ownership in the Corporation for purposes of augmenting the Grantee's proprietary interest in the success of

  Georgia-Pacific

  Corporation and, in particular, its Georgia-Pacific Group, and thereby focusing Grantee's efforts on increasing shareholder value;

       WHEREAS, the Performance Shares described in this Agreement have been granted pursuant to, and are governed by, the Plan (as defined below);

       NOW, THEREFORE, the Corporation and the Grantee hereby agree as follows:

  1.   PERFORMANCE SHARE GRANT.  Subject to the terms and conditions of this

  Agreement, the Corporation hereby grants to Grantee a Target Grant of

  Performance Shares as specified on the first page of this Agreement.

  2.   AWARD OF PERFORMANCE SHARES.  Subject to the restrictions described in

  Sections 3, 4 and 5 of this Agreement, the Grantee will receive an award of a specified percentage of his/her Target Grant of Performance Shares as of the

  last day of the Performance Period if the percentile ranking of the G-P

  Group's

  TSR for the Performance Period, when compared to the TSR performance of the other Peer Group Companies for the Performance Period, equals or exceeds the

  30th percentile.  The following chart specifies the percentage of the Target

  Grant that will be awarded depending upon the actual TSR percentile rating achieved by G-P Group during the Performance Period:


     ACHIEVED TSR        AWARD AS

      PERCENTILE       PERCENTAGE OF

                       TARGET GRANT


    Less than 30th          0%


         30th               50%


         40th               70%


         50th               90%


         60th              114%


         70th              138%


         80th              160%


         90th              180%


        100th              200%


  The percentage of the Target Grant awarded for achieved TSR percentiles which lie between the data points specified in the chart will be determined by interpolation.  One hundred percent (100%) of the Target Grant will be awarded if the G-P Group achieves a TSR performance during the Performance Period of

  54.17.  The precise number of Performance Shares awarded to the Grantee under this Agreement pursuant to this Section 2 will be determined by multiplying the

  Target Grant by the percentage specified in the above chart (or determined through interpolation based on the chart), and then rounding the resulting number up to the nearest whole number.

  3.   VESTING.

       (a)  REGULAR VESTING.  Except as stated in Sections 3(b) and 3(c) of this

  Agreement, the Grantee shall become fully vested in his/her Performance Shares awarded in accordance with Section 2 (if any) on the fifth anniversary of the

  Award Date.

       (b)  ACCELERATED VESTING.  Notwithstanding the regular vesting rule specified in Section 3(a) of this Agreement, Performance Shares awarded pursuant

  to Section 2 shall become 100% vested upon the earliest to occur of the following Vesting Dates:

            (i)  the Grantee's Normal or Early Retirement Date;

            (ii) the Grantee's Disability Retirement Date;

            (iii)     the date of the Grantee's death prior to his termination

            of employment from the Corporation;

            (iv) the date of a Change of Control; or

            (v)  subject to the approval of the Committee, the date of the

                 Grantee's involuntary termination of employment from the Corporation due to (A) job elimination or (B) such other reason as may be specifically approved by the Committee.

  Except as otherwise provided in this Agreement in the case of a Disability

  Retirement Date which occurs after Grantee's termination of employment with the

  Corporation, no Vesting Date will occur - and no Performance Shares may vest-

  following termination of employment with the Corporation.

       (c)  TERMINATION FOR CAUSE.  Notwithstanding anything in this Agreement to

  the contrary, if the Corporation terminates the Grantee's employment for Cause prior to a Change of Control, this Agreement shall be terminated and all

  Performance Shares granted to the Grantee under this Agreement shall be forfeited, regardless of whether they have been awarded or a Vesting Date has occurred on or before such termination date, unless and to the extent that the

  Plan Administrator determines that such forfeiture would violate applicable law.

  4.   RESTRICTIONS ON AWARDED SHARES/FORFEITURES.  Performance Shares awarded pursuant to Section 2 of this Agreement will be subject to the following restrictions until their respective Vesting Dates:

       (a) FORFEITURE ON TERMINATION.  Subject to Section 3, if the Grantee's

  employment with the Corporation terminates for any reason prior to the Vesting

  Date for awarded Performance Shares, the Grantee shall forfeit all rights with respect to the shares included in that award, and the certificates evidencing such shares shall be null, void and of no effect as of the date his/her employment terminates.  Such shares shall revert to the Corporation as treasury

  stock and may, in the sole discretion of the Corporation, be cancelled or retained as treasury stock.

       (b) NONTRANSFERABILITY.  Prior to the Vesting Date with respect to awarded

  Performance Shares, such shares shall be nontransferable and may not be sold,

  hypothecated or otherwise assigned or conveyed by a Grantee to any party,

  except as otherwise provided in Section 9(e).

       (c) ADDITIONAL SHARES.  Any shares of Stock accruing to awarded

       Performance

  Shares as a result of any adjustment under Section 9(h) will be subject to the same restrictions (and have the same Vesting Date) as the shares to which they accrue.

  5.   DELIVERY OF SHARES.

       (a) AWARDED SHARES.  Performance Shares awarded pursuant to Section 2 of this Agreement shall be registered in the name of the affected Grantee within sixty (60) days after the Award Date.  Such shares shall, however, be subject to

  the restrictions described in Sections 3 and 4 of this Agreement until the

  Vesting Date for such shares, and the certificates evidencing the shares shall bear a legend noticing those restrictions either specifically or by reference to the provisions of this Agreement.  Such shares, when issued in accordance with this Agreement, shall be deemed to be fully paid and nonassessable.

  Certificates representing such shares shall be held in the custody of the

  Corporation (or the Agent).  Each Grantee shall supply the Corporation or the

  Agent (as instructed) with an executed stock power with respect to each such stock certificate.

       (b) VESTED SHARES.  Certificates representing awarded Performance Shares

  (without the legend described in Section 4) which have vested pursuant to

  Sections 3 shall be delivered to the affected Grantee within ten (10) business days after the Vesting Date with respect to such shares.  At such time, the stock powers described in Section 4 will be destroyed, and the Grantee shall enjoy full shareholder and ownership rights with respect to such shares.

  6. OWNERSHIP RIGHTS.  Except as otherwise provided in Sections 4 and 5 of this

  Agreement, upon receipt of an award of Performance Shares under this

  Agreement,

  the Grantee shall exercise all ownership rights (including, without limitation,

  the right to vote and the right to receive dividends) with respect to such shares, provided that voting and dividend rights with respect to the shares will

  be exercisable only if the record date for determining shareholders entitled to

  vote, or to receive dividends, falls on or after an Award Date and before the effective date of a forfeiture of the shares under Section 4.  The Grantee shall

  have the same rights with respect to any shares of Stock accruing to awarded

  Performance Shares as a result of any adjustment under Sections 9(h).

  7.   DEFERRAL OF EXERCISE OR DELIVERY OF SHARES.  Notwithstanding any

  provision

  in this Agreement to the contrary, if any law or regulation of any governmental

  authority having jurisdiction in the matter requires the Corporation, the

  Plan

  Administrator, the Agent or the Grantee to take any action or refrain from action in connection with the award of delivery of Performance Shares under this

  Agreement, or to delay such award or delivery, then the award or delivery of such shares shall be deferred until such action has been taken or such restriction on action has been removed.

  8.   TERMINATION DATE.  The Grantee's date of termination of employment from the

  Corporation shall be deemed for purposes of this Agreement to be the later of

  (i) his last day of active work for the Corporation or (ii) his last day on the

  active employee payroll of the Corporation; provided, however, that for all purposes of this Agreement, the Grantee shall be deemed actively at work during

  any period the Grantee is on approved paid medical leave or leave of absence;

  and provided, further, that notwithstanding anything in this Section 8 to the contrary, if the Grantee's employment terminates and accelerated vesting under

  Section 3(b)(ii) applies, the Grantee's termination date shall be his/her

  Disability Retirement Date.

  9.   GENERAL PROVISIONS.  The Grantee acknowledges that he has read,

  understands

  and agrees with all of the provisions in this Agreement and the Plan,

  including (but not limited to) the following:

       (a)  AUTHORITY OF PLAN ADMINISTRATOR.  The Plan Administrator shall have the authority to administer the Agreement and the Plan; to make all determinations with respect to the construction and application of the

  Agreement, the Plan, and the resolutions of the Board of Directors establishing

  the Plan; to adopt and revise rules relating to the Agreement and the Plan; to hire the Agent with respect to its administrative responsibilities under the

  Agreement and the Plan; and to make other determinations which it believes are necessary or advisable for the administration of the Agreement and the Plan.

  Any dispute or disagreement which arises under this Agreement or the Plan shall

  be resolved by the Plan Administrator in its absolute discretion.  Any such determination, interpretation, resolution, or other action by the Plan

  Administrator shall be final, binding and conclusive with respect to the

  Grantee

  and all other persons affected thereby.

       (b)  NOTICES.  Any notice which is required or permitted under this

  Agreement shall be in writing (unless otherwise specified in the Agreement or in

  a writing from the Corporation or the Agent to the Grantee), and delivered personally or by mail, postage prepaid, addressed as follows:  (i) if to the

  Corporation or the Agent, at l33 Peachtree Street, N.E., Atlanta, Georgia

  30303,

  Attention: Compensation Department, or at such other address as the

  Corporation

  or the Agent by notice to the Grantee may have designated from time to time;

  (ii) if to the Grantee, at the address indicated in the Grantee's then-current personnel records, or at such other address as the Grantee by notice to the

  Corporation may have designated from time to time.  Such notice shall be deemed given upon receipt.

       (c)  TAXATION.  The Grantee shall be responsible for all applicable income

  and withholding taxes and the employee share of FICA taxes with respect to any compensation income generated upon the award or vesting of his vested

  Performance Shares under this Agreement.

       (d)  NONTRANSFERABILITY.  This Agreement and the Performance Shares

       granted

  to the Grantee shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Grantee to any other person, except as specifically permitted in this Agreement.  No assignment or transfer of this

  Agreement or the rights represented thereby, whether voluntary or involuntary,

  or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this

  Agreement.  The Agreement shall terminate, and be of no force or effect,

  immediately upon any attempt to assign or transfer the Agreement or any of the

  Performance Shares to which the Agreement applies.

       (e)  DESIGNATION OF BENEFICIARY.  Notwithstanding anything in Section

       9(d)

  to the contrary, the Grantee may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this

  Agreement.  Such a designation shall be filed with the Agent in accordance with

  uniform procedures specified by the Plan Administrator.  The Grantee may change

  or revoke a Beneficiary designation at any time by filing a written statement of

  such change or revocation with the Agent in accordance with uniform procedures

  specified by the Plan Administrator.  No Beneficiary designation or change of

  Beneficiary designation will be effective until notice thereof is received.

  If

  an Grantee fails to designate a Beneficiary or if the Beneficiary predeceases the Grantee, the Grantee's estate shall be deemed to be his/her Beneficiary for purposes of this Agreement.

       (f)  NO SHAREHOLDER RIGHTS.  Except as otherwise specifically provided in

  Section 6 of this Agreement (regarding shareholder rights of the Grantee with respect to Performance Shares awarded pursuant to Section 2), until

  Performance

  Shares have vested in accordance with the provisions of Section 3 of the

  Agreement, the Grantee shall have no rights as a shareholder of the

  Corporation,

  and shall not be deemed to be a shareholder of the Corporation for any purpose,

  as a result of any grant or award of Performance Shares to the Grantee.

       (g)  NOT AN EMPLOYMENT CONTRACT.  This Agreement shall not be deemed to limit or restrict the right of the Corporation to terminate the Grantee's employment at any time, for any reason, with or without Cause, or to limit or restrict the right of the Grantee to terminate his employment with the

  Corporation at any time.


       (h)  CORPORATE RESTRUCTURING/CAPITAL READJUSTMENTS.  Nothing in this

  Agreement shall abridge the rights or powers of the Corporation or its stockholders reserved to them in Section 9(a) of the Plan, and in the event of any extraordinary transaction with respect to or affecting Georgia-Pacific

  Group

  Stock, adjustments to the number of Performance Shares granted in this

  Agreement

  may be made in accordance with the provisions of Section 9(b) of the Plan.

       (i)  FRACTIONAL SHARES.  Notwithstanding anything in this Agreement to the

  contrary, in the event that any adjustment to the Target Grant or an award of

  Performance Shares or the calculation of an award pursuant to this Agreement would otherwise result in the creation of a fractional share interest, the affected Target Grant or Performance Share award shall be rounded up to the nearest whole share.

       (j)  AMENDMENT OR TERMINATION. This Agreement may be amended or terminated

  at any time by the mutual agreement and written consent of the Grantee and the

  Plan Administrator, but only to the extent permitted under the Plan.

       (k)  GOVERNING INSTRUMENT.  This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is

  consistent with the intent, purposes, and specific language of the Plan.

       (l)  SEVERABILITY.  If any provision of this Agreement should be held illegal or invalid for any reason by the Plan Administrator or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

       (m)  HEADINGS/GENDER.  Headings in this Agreement are for convenience only

  and shall not be construed to be part of this Agreement.  Any reference to the

  masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

       (n)  GOVERNING LAW.  This Agreement shall be construed, and its provisions

  enforced and administered, in accordance with the laws of the State of Georgia and, where applicable, federal law.

  10.  DEFINITIONS.  For purposes of this Agreement, the following terms shall be defined as follows:

       (a)  AGENT means First Chicago Trust Corporation of New York or any other entity designated by the Plan Administrator to act as its administrative service provider.

       (b)  AGREEMENT means this agreement between the Grantee and the

       Corporation

  setting forth the terms and conditions of the Performance Share grant described herein.

       (c)  AWARD DATE means the date as of which Performance Shares are awarded to the Grantee pursuant to Section 2.

       d)   BENEFICIARY means the person(s) designated by the Grantee pursuant to

  Section 9(e) of this Agreement to receive his/her rights under this Agreement upon his/her death.

       (e)  BOARD OF DIRECTORS means the Board of Directors of Georgia-Pacific

  Corporation.

       (f)  CAUSE means any of the actions or omissions specified in Section

        2(d) of the Plan.

       (g)  CHANGE OF CONTROL has the meanings specified in Section 11(b) of the

  Plan.

       (h)  COMMITTEE means the Compensation Committee of the Board of

        Directors,

  or a subcommittee of such Committee, as the same may be constituted from time to time.

       (i)  CORPORATION means Georgia-Pacific Corporation, its successors and assigns, and any other corporation in an unbroken chain of corporations beginning with Georgia-Pacific Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       (j)  DISABILITY means "total disability" as defined under the long-term disability program of the Georgia-Pacific Corporation Salaried Employees Long-

  Term Disability Plan (whether or not the Grantee is covered under such program).

       (k)  DISABILITY RETIREMENT DATE means the later of (i) the day the

  Grantee's employment with the Corporation ends after the maximum period during which salary continuation benefits from the Corporation because of illness or injury are authorized in accordance with its then-current medical leave policy,

  but only if the Grantee's Disability continues through that date, or (ii) the day the Grantee's employment with the Corporation ends after the last day of a personal leave of absence immediately following such period of salary continuation, provided, that the Grantee has a Disability on such date.  If the

  Grantee is involuntarily terminated because of job elimination or facility closure (or other reason approved by the Plan Administrator) while on a paid medical leave based on a Disability or during a personal leave of absence immediately following such medical leave, the Grantee will have a Disability

  Retirement Date on the last day of the maximum period during which salary continuation benefits from the Corporation because of illness or injury would have been authorized in accordance with its then-current medical leave policy if

  he had not been terminated (in the case of termination during a medical leave)

  or on the date of termination (in the case of termination during the personal leave of absence), provided that he still has a Disability on such date.

       (l)  EARLY RETIREMENT DATE means the Grantee's date of termination from the

  Corporation after having attained at least age 62 (but not age 65) and having accrued at least 10 years of service for vesting purposes as determined in accordance with the provisions of the Georgia-Pacific Corporation Savings and

  Capital Growth Plan (or any successor tax-qualified retirement plan maintained for salaried employees of the Corporation).

        (m)  FAIR MARKET VALUE is the mean between the high and low sales prices of

  a share of Georgia-Pacific Group Stock on a particular date, as reported in

  The

  Wall Street Journal, New York Stock Exchange - Composite Transactions, or as

  reported in any successor quotation system adopted prospectively for this purpose by the Plan Administrator in its discretion.  If the date of determination is not a trading date on the New York Stock Exchange, Fair

  Market

  Value shall be determined using the high and low sales prices of a share of

  Georgia-Pacific Group Stock on the next preceding trading date.  The Fair

   Market

  Value of Georgia-Pacific Group Stock shall be rounded to the nearest whole cent

  (with 0.5 cent being rounded to the next higher whole cent).

       (n)  GEORGIA-PACIFIC GROUP STOCK or STOCK means the class of the

  Corporation's common stock, par value $0.80 per share, which has been designated

  by the Corporation as the Georgia-Pacific Corporation--Georgia-Pacific Group

  Common Stock.

       (o)  GRANT DATE means the date set forth on the first page of this

  Agreement.

       (p)  GRANTEE means the employee of the Corporation named on the first page of this Agreement.

       (q)  NORMAL RETIREMENT DATE means the Grantee's date of termination from the Corporation after having attained at least age 65.

       (r)  PEER GROUP COMPANIES means, for any Performance Period, the companies

  included in the Standard & Poors Paper and Forest Products Industry Index (but

  excluding the Corporation) on January 1 of such Performance Period; provided,

  however that if a Peer Group Company is not in existence as an independent entity generating the types of public information needed for TSR calculations under this Agreement both at the beginning and the end of the Performance

  Period, that company shall be disregarded for purposes of making awards under this Agreement, notwithstanding its inclusion in the group of Peer Group

  Companies otherwise applicable to such calculations.

            (s)  PERFORMANCE PERIOD means the period during which Total

            Shareholder

  Return of the G-P Group and the Peer Group Companies will be measured to determine whether any of the Performance Shares will be awarded to Grantee pursuant to Section 2, which period is specified on the first page of this

  Agreement.

       (t)  PERFORMANCE SHARES means the restricted shares of Stock granted under the terms and conditions of this Agreement.

       (u)  PLAN means the Georgia-Pacific Corporation/Georgia-Pacific Group

        1997

  Long-Term Incentive Plan, as adopted by the Board of Directors on September

   17,

  1997, and approved by the Corporation's shareholders on December 16, 1997,

   and as amended from time to time.

       (v)  PLAN ADMINISTRATOR means the Committee, provided, however, that to the

  extent permitted by the Plan and authorized by the Committee, the Chief

  Executive Officer of the Georgia-Pacific Corporation may act on behalf of the

  Committee in executing the duties and responsibilities of the Plan

  Administrator.

       (w)  TARGET GRANT means the number of Performance Shares specified on the first page of this Agreement.

       (x)  TOTAL SHAREHOLDER RETURN or TSR means, for a given Performance

        Period

  and a given common stock, the number determined by the formula [(SB+SD)PE -

   100] . 100, where (i) "SB" is the number of shares of the common stock

  (including fractional shares) that could be bought with an initial $100 investment at PB, or $100 . PB; (ii) "SD" is the total number of shares of the common stock (including fractional shares) (A) which are distributed as stock dividends with respect  to the common stock during the Performance Period or

   (B)

  which could be purchased with the cash dividends (or allocated portion of a per

  share dividend) paid on SB shares of the common stock during the Performance

  Period (and any additional shares or fractional shares allocated in accordance with this subsection (ii) with respect to dividends paid during the

  Performance

  Period but prior to the dividend in question), determined in the case of each such dividend paid using the closing price of the common stock on the trading date coincident with or next preceding the date of payment of the dividend;

  (iii) "PB" is the closing price of the common stock on the last trading day before the first day of the Performance Period; and (iv) "PE" is the closing price of the common stock on the last trading day of the Performance Period.

  In

  calculating the Total Shareholder Return for a given common stock, the Plan

  Administrator will apply the principles of Section 9(h) as if that section applied to the common stock.

       (y)  VESTING DATE means the date upon which the restrictions contained in

  Section 4 lapse with respect to an award of Performance Shares made in accordance with Section 2, which date shall be determined in accordance with

  Section 3.

       IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers under its corporate seal, and the

  Grantee has executed this Agreement, as of the day and year first above written.

                                GEORGIA-PACIFIC CORPORATION



                                By: ________________________

                                   A. D. Correll
                                   Chairman, Chief Executive Officer
                                       and President

  ATTEST:



  __________________________________

  W. Edwin Frazier, III
  Assistant Secretary



                                GRANTEE


                                Name:



   NOTE:  PLEASE COMPLETE THE ATTACHED  ACKNOWLEDGMENT OF RECEIPT AND

   BENEFICIARY

                        DESIGNATION FORM AND RETURN THEM TO:



                                 FIRST CHICAGO TRUST

                          GEORGIA-PACIFIC STOCK OPTION PLAN

                             "PERSONAL AND CONFIDENTIAL"

                                   P. O. BOX 2585

                             JERSEY CITY, NJ 07303-2585


           ACKNOWLEDGMENT OF RECEIPT AND BENEFICIARY DESIGNATION FORM



     Under the terms of the Georgia-Pacific Corporation/Georgia-Pacific Group

1997 Long-Term Incentive Plan ("1997 Georgia-Pacific Group LTIP"), you have the right to designate a beneficiary to exercise certain rights that may arise under your Performance Share grant in the event of your death.  IF YOU DO NOT

DESIGNATE A BENEFICIARY IN WRITING, THESE RIGHTS WILL PASS TO YOUR ESTATE UPON

YOUR DEATH.  In order to allow you to decide affirmatively which outcome you desire and, in the event you prefer to designate a beneficiary or beneficiaries other than your estate, to name that beneficiary or those beneficiaries, the

Corporation has provided this form, which you may use to designate in writing the beneficiary(ies) you desire.  Of course, you may revoke and change your beneficiary designations at any time by notifying First Chicago Trust

Corporation in writing at the address indicated below.



     PLEASE TAKE TIME TO FILL OUT THIS FORM AND RETURN IT TO FIRST CHICAGO TRUST

AT THE FOLLOWING ADDRESS:  FIRST CHICAGO TRUST, GEORGIA-PACIFIC STOCK OPTION

PLAN, "PERSONAL AND CONFIDENTIAL", P. O. BOX 2585, JERSEY CITY, NJ 07303-2585.

BENEFICIARY DESIGNATIONS OR MODIFICATIONS OF BENEFICIARY DESIGNATIONS SENT TO

ANY OTHER ADDRESS WILL NOT BE EFFECTIVE UNTIL ACTUALLY RECEIVED BY FIRST CHICAGO

TRUST.  THE CORPORATION HAS NO RESPONSIBILITY FOR BENEFICIARY DESIGNATION FORMS

WHICH ARE NOT SUBMITTED AS INDICATED ABOVE.



NOTE:  You may designate multiple beneficiaries, in which case those living at the time of your death will equally share the rights accorded to a beneficiary for the particular grant(s) in question.


/__/ I designate my estate as my beneficiary under my 1999 Performance Share grants under the 1997 Georgia-Pacific Group LTIP.



/__/ I designate the following person(s) as my beneficiary(ies) under my 1999

     Performance Share grants under the 1997 Georgia-Pacific Group LTIP:

      NAME           ADDRESS      RELATIONSHIP TO  SOCIAL SECURITY

                                        YOU           NUMBER (IF

                                                        KNOWN)





I ACKNOWLEDGE RECEIPT OF THE EXECUTED PERFORMANCE SHARE AGREEMENT EVIDENCING MY

JANUARY 28, 1999, PERFORMANCE SHARE GRANT UNDER THE GEORGIA-PACIFIC

CORPORATION/GEORGIA-PACIFIC GROUP 1997 LONG-TERM INCENTIVE PLAN AND CONFIRM THAT

THE BENEFICIARY(IES) DESIGNATED ABOVE HAVE BEEN SELECTED BY ME IN FREE EXERCISE

OF MY OWN DISCRETION.



Signature:__________________________    Printed

Name:______________________________



Date:________________________________